Exhibit 99.1

Company Contact:	Investor Relations Contact:
Ultralife Corporation	LHA
Philip A. Fain	Jody Burfening
(315) 332-7100	(212) 838-3777
pfain@ulbi.com	jburfening@lhai.com

Ultralife Corporation Reports Third Quarter Results

NEWARK, N.Y. – October 29, 2015 -- Ultralife Corporation (NASDAQ: ULBI) reported operating income of $1.2 million on revenue of $19.0 million for the quarter ended September 27, 2015. For the third quarter of 2014, the Company reported an operating loss of $0.1 million on revenue of $16.1 million.

“Through sustained execution, we delivered another quarter of profitable growth, steadily building on the revenue gain, margin expansion and positive EPS we generated for the first half of the year. On a 19% increase in revenue for the third quarter, we posted a consolidated gross margin of 31.0%, an operating margin of 6.2% and EPS of $0.07 per share. As a result, on a year-to-date basis, we have generated $5.3 million more in operating income on a $10.6 million gain in revenue, clearly demonstrating our business model operating leverage,” said Michael D. Popielec, Ultralife's President and Chief Executive Officer. “With our new products gaining traction and our opportunity set widening, we firmly believe our plans to produce revenue and earnings growth for 2015 are within reach.”

Third Quarter 2015 Financial Results

Revenue grew 19%, or $3.0 million, to $19.0 million from $16.1 million for the third quarter of 2014. Battery & Energy Products sales increased 18% to $16.4 million compared to $13.9 million last year, reflecting higher shipments to both Government/Defense and commercial customers. Communications Systems sales were $2.7 million compared to $2.1 million for the same period last year, an increase of 23%.

Gross profit grew 32% to $5.9 million from $4.5 million for the third quarter a year ago. As a percentage of revenue, gross profit increased 310 basis points to 31.0% from 27.9% last year, primarily reflecting favorable product mix and improved overhead absorption on higher sales volumes. Battery & Energy Products’ gross margin was 29.1% compared to 27.4% last year, an increase of 170 basis points. Communications Systems’ gross margin was 42.4% compared to 31.4% last year, an increase of 1,100 basis points.

Operating expenses were $4.7 million compared to $4.5 million for the third quarter of 2014, reflecting higher new product development spending and sales commissions. As a percentage of revenue, operating expenses improved 350 basis points to 24.8% compared to 28.3% a year ago.

The combination of increased revenue and improved gross margin drove a $1.2 million gain in operating income. Operating income was $1.2 million compared to an operating loss of $0.1 million for the third quarter of 2014. Operating margin was 6.2% compared to (0.3%) for the year-earlier period.

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Net income was $1.0 million, or $0.07 per share, compared to a net loss of ($0.3) million, or ($0.02) per share, for the third quarter of 2014.

Share Repurchase Program

During the third quarter Ultralife repurchased 748,582 shares under its currently authorized 3.4 million share repurchase program, which will expire April 30, 2016. Since the inception of the share repurchase program on May 1, 2014, the Company has repurchased 2,442,191 shares.

 About Ultralife Corporation

Ultralife Corporation serves its markets with products and services ranging from portable power solutions to communications and electronics systems. Through its engineering and collaborative approach to problem solving, Ultralife serves government, defense and commercial customers across the globe.

Headquartered in Newark, New York, the company's business segments include: Battery & Energy Products and Communications Systems. Ultralife has operations in North America, Europe and Asia. For more information, visit www.ultralifecorp.com.

Conference Call Information

Ultralife will hold its third quarter earnings conference call today at 10:00 AM ET. To participate in the live call, please dial (800) 915-4836 at least ten minutes before the scheduled start time, identify yourself and ask for the Ultralife call. A live webcast of the conference call will be available to investors in the Events & Presentations section of the Company's website at http://investor.ultralifecorporation.com. For those who cannot listen to the live broadcast, a replay of the webcast will be available shortly after the call at the same location.

This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: potential reductions in U.S. military spending, uncertain global economic conditions and acceptance of our new products on a global basis. The Company cautions investors not to place undue reliance on forward-looking statements, which reflect the Company's analysis only as of today's date. The Company undertakes no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

ULTRALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Dollars in Thousands)
(unaudited)

ASSETS
	September 27,	December 31,
	2015	2014
Current assets:
Cash and cash equivalents	$14,728	$17,866
Trade accounts receivable, net	11,242	11,295
Inventories, net	23,352	26,086
Prepaid expenses and other current assets	2,226	1,603
Total current assets	51,548	56,850
Property, equipment and improvements, net	9,191	9,812
Goodwill, intangibles and other assets	20,613	20,980
Total assets	$81,352	$87,642

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,766	$6,996
Accrued compensation and related benefits	2,398	1,725
Accrued expenses and other current liabilities	2,334	2,490
Total current liabilities	11,498	11,211
Deferred income taxes and other non-current liabilities	4,679	4,518
Total liabilities	16,177	15,729

Shareholders' equity:
Common stock	1,899	1,894
Capital in excess of par value	176,402	175,940
Accumulated deficit	(94,553)	(96,920)
Accumulated other comprehensive loss	(750)	(467)
Treasury stock	(17,686)	(8,420)
Total Ultralife equity	65,312	72,027
Noncontrolling interest	(137)	(114)
Total shareholders’ equity	65,175	71,913

Total liabilities and shareholders' equity	$81,352	$87,642

ULTRALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands except per share amounts)
(unaudited)

	Three month periods ended		Nine month periods ended
	September 27,	September 28,	September 27,	September 28,
	2015	2014	2015	2014
Revenues:
Battery & energy products	$16,390	$13,913	$48,638	$40,000
Communication systems	2,654	2,149	8,538	6,546
Total revenues	19,044	16,062	$57,176	$46,546

Cost of products sold:
Battery & energy products	11,616	10,100	34,538	29,510
Communication systems	1,528	1,476	4,872	4,003
Total cost of products sold	13,144	11,576	39,410	33,513

Gross profit	5,900	4,486	17,766	13,033

Operating expenses:
Research and development	1,224	1,014	3,917	4,010
Selling, general and administrative	3,503	3,527	11,037	11,498
Total operating expenses	4,727	4,541	14,954	15,508

Operating income (loss)	1,173	(55)	2,812	(2,475)

Other (expense) income:
Interest income	—	3	2	12
Interest and financing expense	(65)	(56)	(197)	(153)
Miscellaneous	70	(158)	39	(128)
Income (loss) from continuing operations before income taxes	1,178	(266)	2,656	(2,744)
Income tax provision	130	60	312	177

Net income (loss) from continuing operations	1,048	(326)	2,344	(2,921)
Loss from discontinued operations, net of tax	—	—	—	(61)

Net income (loss)	1,048	(326)	2,344	(2,982)
Net (income) loss attributable to noncontrolling interest	(1)	3	23	13

Net income (loss) attributable to Ultralife	$1,047	$(323)	$2,367	$(2,969)

Net income (loss) per share attributable to Ultralife common shareholders – basic:
Continuing operations	$.07	$(.02)	$.14	$(.17)
Discontinued operations	—	—	—	(.00)
Total	$.07	$(.02)	$.14	$(.17)
Net income per share attributable to Ultralife common shareholders – diluted:
Continuing operations	$.07		$.14
Discontinued operations	—		—
Total	$.07		$.14

Weighted average shares outstanding – basic	15,633	17,490	16,503	17,510
Weighted average shares outstanding – diluted	15,740		16,550